UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2023

KAIROUS ACQUISITION CORP. LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41155	n/a
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 9-3, Oval Tower @ Damansara,

No. 685, Jalan Damansara,

60000 Taman Tun Dr. Ismail,

Kuala Lumpur, Malaysia

(Address of Principal Executive Offices) (Zip Code)

+603 7733 9340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value, one-half (1/2) of one redeemable warrant and one right entitling the holder to receive one-tenth of one ordinary share	KACLU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	KACL	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one ordinary share at an exercise price of $11.50 included as part of the units	KACLW	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth of one ordinary share	KACLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Minimum Public Holders

On September 12, 2023, Kairous Acquisition Corp. Limited (the “Company”) received a written notice (the “September Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5450(a)(2), which requires the Company to have at least 400 public holders for continued listing on the Nasdaq Global Market (the “Minimum Public Holders Rule”). The September Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on Nasdaq Global Market.

The September Notice states that the Company has 45 calendar days to submit a plan to regain compliance with the Minimum Public Holders Rule. If the Company is unable to regain compliance by that date, the Company intends to submit a plan to regain compliance with the Minimum Public Holders Rule within the required timeframe. If Nasdaq accepts Company’s plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the September Notice to evidence compliance with the Minimum Public Holders Rule. If Nasdaq does not accept the Company’s plan, the Company will have the opportunity to appeal the decision in front of a Nasdaq Hearings Panel.

In the alternative, the Company may consider applying for a transfer to The Nasdaq Capital Market, which requires a minimum of 300 public holders. In order to transfer, the Company would need to submit an online transfer application, pay a $5,000 application fee and meet The Nasdaq Capital Market’s continued listing requirements.

Minimum Market Value of Listed Securities

As disclosed in the Company’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 5, 2023, the Company received a written notification from the Listing Qualifications Department of Nasdaq on April 3, 2023 (the “April Notice”). The April Notice indicated that the Company did not meet the $50,000,000 minimum market value of listed securities (“MVLS”) required to maintain continued listing as set forth in Nasdaq Marketplace Rule 5450(b)(2)(A) for the 30-business day period ended March 31, 2023.

Under applicable Nasdaq rules, the Company will have 180 calendar days from the date of the April Notice, or until October 2, 2023, to regain compliance by meeting the continued listing requirements, namely when the market value of listed securities closes at $50,000,000 or more for a minimum of 10 consecutive business days. If at any time on or before October 2, 2023, the MVLS of the Company’s ordinary shares closes at $50,000,000 or more for a minimum of 10 consecutive business days, Nasdaq will provide the Company with written confirmation that the Company has achieved compliance with the minimum MVLS listing requirement and the matter will be closed. If the Company is unable to regain compliance with the Rules during the 180-day period, and the Company receives a delisting determination from Nasdaq, the Company may, at that time, request a hearing to remain on the Nasdaq Global Market, which request will ordinarily suspend such delisting determination until a decision is issued by Nasdaq subsequent to the hearing.

In view of the April Notice and the September Notice, the Company’s management has decided to apply for a transfer of listing to The Nasdaq Capital Market. However, there can be no assurance that the Company’s transfer of listing application will be approved on a timely basis or at all or that the Company will be able to satisfy reporting and other applicable requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2023	Kairous Acquisition Corp. Limited

	By:	/s/ Joseph Lee Moh Hon
	Name:	Joseph Lee Moh Hon
	Title:	Chief Executive Officer

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